UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2011 (September 21, 2011)
Centrue Financial Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue St. Louis, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 505-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 21, 2011, Centrue Financial Corporation (the “Company”) approved the appointment of Richard “Chan” Peterson to the board of directors of the Company and Centrue Bank approved the appointment of Mr. Peterson to the board of directors of Centrue Bank. Mr. Peterson was appointed to the holding company board in conjunction with the United States Department of the Treasury as the sole holder of the Company’s Class C Fixed Rate Cumulative Perpetual Preferred Stock. Pursuant to the terms of this stock, the Treasury Department has the right to elect up to two members to the board of directors upon the deferral of six dividend payments. Mr. Peterson’s appointment to Centrue Bank’s board is subject to final regulatory approval or non-objection. A copy of the Company’s press release related to Mr. Peterson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Separately, in connection with the previously announced resignation of Thomas A. Daiber, effective September 21, 2011, the Company entered into a consulting agreement with Mr. Daiber which provides for the payment of $15,000 per month for the period beginning on his termination date of September 21, 2011 and extending through December 31, 2011. A copy of the consulting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In addition, on September 22, 2011, the Company terminated the employment of Roger D. Dotson, Executive Vice President and Head of Operations, effective immediately.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number

10.1	Consulting Agreement with Thomas A. Daiber

99.1	Press Release

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, President and Chief Executive Officer

Dated: September 26, 2011

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement with Thomas A. Daiber

99.1	Press Release

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